Exhibit 5.1

January 28, 2026

Enzon Pharmaceuticals, Inc.

20 Commerce Drive (Suite 135)

Cranford, NJ 07016

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 on the date hereof(as amended from time to time and including the prospectus/consent solicitation/offer to exchange forming a part thereof, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares (the “Shares”) of the common stock of the Company, par value $0.01 per share, to be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of June 20, 2025, as amended on October 24, 2025, by and among the Company, EPSC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and Viskase Companies, Inc., a Delaware corporation (the “Merger Agreement”).

In connection with the opinion below, we have examined and relied upon the Registration Statement, the Company’s amended and restated certificate of incorporation, as further amended, and the Company’s second amended and restated bylaws, each as currently in effect, a certificate of good standing, issued by the Delaware Secretary of State on a recent date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Merger Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms and that it has not been amended or terminated orally or in writing; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares when issued in accordance with the terms and conditions set forth in the Merger Agreement and pursuant to the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP